UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 5, 2025

Bimini Capital Management, Inc.
(Exact name of registrant as specified in its charter)

Maryland	001-32171	72-1571637
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3305 Flamingo Drive, Vero Beach, Florida 32963
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code (772) 231-1400

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None.

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 2.02.   Results of Operations and Financial Condition.

On November 6, 2025, Bimini Capital Management, Inc. (the “Company”) issued the press release attached hereto as Exhibit 99.1 announcing the Company’s consolidated results of operations for the nine-month period ended September 30, 2025. The attached press release is incorporated herein by reference. Neither the information furnished under this “Item 2.02 Results of Operations and Financial Condition,” nor Exhibit 99.1 shall be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, or deemed incorporated by reference in any disclosure document of the Company, except as shall be expressly set forth by specific reference in such document.

ITEM 5.02.   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(b) On November 5, 2025, Frank E. Jaumot resigned as director of the Company, effective immediately. Mr. Jaumot's resignation was not a result of a disagreement with the Company relating to the Company’s operations, policies or practices.

(d) On November 6, 2025, Ashley B. Griffith was appointed as a Class I director of the Company with a term expiring at the annual meeting of stockholders in 2028.

Mr. Griffith, 53, is currently a Director in Institutional Sales at Hovde Group, a boutique investment banking firm focused on the community and regional banking sector. He has held this position since early 2024.  He has spent most of his 25+ year career in institutional sales at various investment banking firms, focused mostly on the financial sector. Prior to joining Hovde Group, he served as Managing Director – Institutional Sales at Compass Point Research and Trading (2020-2024), and at Sandler O’Neill, Evercore and Fox-Pitt, Kelton. Earlier in his career, Ashley worked in sell-side equity research focusing on the banking and media & entertainment sectors. Ashley graduated from Hobart College with a bachelor’s degree in Math. He is the son-in-law of Robert Dwyer, a director of the Corporation.

There are no arrangements or understandings between Mr. Griffith and any other persons pursuant to which Mr. Griffith was appointed to the Board, nor does Mr. Griffith have any direct or indirect material interest in any transaction required to be disclosed under Item 404(a) of Regulation S-K. As a director of the Company, Mr. Griffith will be entitled to receive the same compensation for service as a director as is provided to other non-employee directors of the Company on a pro-rata annual basis. The Board has determined that Mr. Griffith is an independent director within the meaning of Rule 5605(a)(2) as set forth in the listing standards of The NASDAQ Stock Market, LLC. Mr. Griffith is expected to serve on the Audit Committee of the Board.

On November 6, 2025, the Company issued the press release attached hereto as Exhibit 99.2 announcing Mr. Jaumot’s resignation and Mr. Griffith’s appointment.  Exhibit 99.2 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, or deemed incorporated by reference in any disclosure document of the Company, except as shall be expressly set forth by specific reference in such document.

ITEM 9.01.   EXHIBITS.

(d)         Exhibits

Exhibit 99.1 ― Press Release dated November 6, 2025

Exhibit 99.2 ― Press Release dated November 6, 2025

Exhibit 104 – Cover Page Interactive Data File (embedded within the Inline XBRL document)

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 6, 2025		BIMINI CAPITAL MANAGEMENT, INC.

	By:	/s/ Robert E. Cauley
Robert E. Cauley
Chairman and Chief Executive Officer